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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in (i) the Registration Statement (Form S-8 No. 33-82664) pertaining to the 1994 Stock Incentive Plan, (ii) the Registration Statement (Form S-8 No. 33-94830) pertaining to the 1995 Employee Stock Purchase Plan, and (iii) the Registration Statement (Form S-8 No. 333-14285) pertaining to the 1994 Stock Incentive Plan of La Jolla Pharmaceutical Company of our report dated January 30, 1998 with respect to the financial statements of La Jolla Pharmaceutical Company included in this Annual Report (Form 10-K) for the year ended December 31, 1997.



                                                   ERNST & YOUNG LLP

San Diego, California
March 27, 1998


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